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               SCHEDULE 14A INFORMATION
                    (RULE 14a-101)
        INFORMATION REQUIRED IN PROXY STATEMENT

               SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
       EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use
[ ]  Definitive Proxy Statement          of the Commission Only
[ ]  Definitive Additional Materials     (as permitted by Rule
[x]  Soliciting Material under           14a-6(e)(2))
     Rule 14a-12

                    NORTHFIELD BANCORP, INC.
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       (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the
                         Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(1) and 0-11.

     1. Title of each class of securities to which transaction applies:

          ------------------------------------------------------

     2. Aggregate number of securities to which transaction applies:

          ------------------------------------------------------

     3. Per unit price or other underlying value of trans-action computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ------------------------------------------------------

     5.   Total fee paid:

          ------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1.   Amount previously paid:

          ------------------------------------------------------
     2.   Form, Schedule or Registration Statement no.:

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     3    Filing Party:

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     4.   Date Filed:

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PRESS RELEASE
-------------

PATAPSCO BANCORP, INC.
For further information contact Joseph J. Bouffard, President
410-285-9327

NORTHFIELD BANCORP, INC.
For further information contact G. Ronald Jobson, President 410-
665-7900

    PATAPSCO BANCORP, INC. TO ACQUIRE NORTHFIELD BANCORP, INC.
                AND NORTHFIELD FEDERAL SAVINGS BANK

Baltimore, MD. May 16, 2000 - The Boards of Directors of Patapsco Bancorp, Inc. (OTC Bulletin Board: PATD), the parent company of The Patapsco Bank, and Northfield Bancorp, Inc. (OTC Bulltein Board: NFSB), the parent company of Northfield Federal Savings Bank, announced today that they have signed an agreement whereby Patapsco Bancorp, Inc. will acquire Northfield Bancorp, Inc. Each share of Northfield Bancorp, Inc. common stock issued and outstanding at the effective time of the acquisition will be converted into the right to receive $12.50 in cash and 0.24 shares of a newly created class of Patapsco Bancorp, Inc.'s Preferred Stock. The Preferred Stock will be convertible into Patapsco Bancorp, Inc.'s common stock on a one for one basis, will be redeemable after five years and will pay, until converted or redeemed, a noncumulative 7.5% dividend on its liquidation value of $25.00.

     The Patapsco Bank serves Baltimore County and surrounding communities from its office located at 1301 Merritt Boulevard, Dundalk, Maryland. Northfield Federal Savings Bank serves Baltimore County and also focuses its lending efforts on Harford & Cecil Counties from its two offices which are located at 1844
E. Joppa Road, Baltimore, Maryland and 8705 Harford Road,
Baltimore, Maryland.

     "Patapsco Bancorp, Inc. is very enthusiastic about its agreement to purchase Northfield Bancorp, Inc.," stated Joseph
J. Bouffard, President of Patapsco Bancorp, Inc. "We are excited about the growth potential these markets hold and the opportunity to offer our existing products to new customers."

     G. Ronald Jobson, President of Northfield Bancorp, Inc., said, "This transaction will enable us to enhance our product offerings and enable us to better serve our communities. Patapsco Bancorp, Inc. provides the same kind of personal service that has been the foundation of our growth. We are confident that our customers will benefit from this affiliation."

     The acquisition would result in consolidated assets of approximately $154 million, consolidated loans of approximately $135 million and consolidated deposits of approximately $113 million based on March 31, 2000 financial information. The acquisition is expected to be completed in the third quarter or fourth quarter of 2000 and is subject to various conditions, including regulatory approval and the approval of the stockholders of Northfield Bancorp, Inc.


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     As of March 31, 2000, Patapsco Bancorp, Inc. reported
assets of $101 million and total stockholders' equity of $9.3 million and Northfield Bancorp, Inc. reported assets of $54.3 million and total stockholders' equity of 7.1 million.

     This press release contains certain forward looking statements about the proposed acquisition of Northfield Bancorp, Inc. by Patapsco Bancorp, Inc. These statements include statements regarding the anticipated closing date of the transaction, anticipated cost savings, and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected include delays in completing the acquisition, difficulties in achieving cost savings from the acquisition or in achieving such cost savings within the expected time frame, difficulties in integrating Patapsco Bancorp, Inc. and Northfield Bancorp, Inc., increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Patapsco Bancorp, Inc. and Northfield Bancorp, Inc. are engaged, and changes in the securities markets.

     Patapsco Bancorp, Inc. and Northfield Bancorp, Inc. do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

     SHAREHOLDERS OF NORTHFIELD BANCORP, INC. AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS THAT WILL BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-4 TO BE FILED BY PATAPSCO WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) IN CONNECTION WITH THE PROPOSED ACQUISITION. THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT PATAPSCO BANCORP, INC., NORTHFIELD BANCORP, INC. AND THE ACQUISITION.

     CERTAIN OFFICERS AND DIRECTORS OF NORTHFIELD BANCORP, INC. WILL BE SOLICITING PROXIES FROM SHAREHOLDERS OF NORTHFIELD BANCORP, INC. IN FAVOR OF THE ACQUISITION. A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS IN THE ACQUISITION, SUCH AS THEIR STOCK OWNERSHIP IN NORTHFIELD BANCORP, INC., WILL BE INCLUDED IN THE PROXY STATEMENT/PROSPECTUS. THE DIRECTORS AND OFFICERS OF NORTHFIELD BANCORP, INC. WHO WILL BE SOLICITING PROXIES ARE G. RONALD JOBSON, J. THOMAS HOFFMAN, GARY R. BOZEL, WILLIAM R. RUSH, E. THOMAS LAWRENCE, JR. AND DAVID G. RITTENHOUSE.

     AFTER IT IS FILED WITH THE SEC, THE PROXY STATEMENT/
PROSPECTUS WILL BE AVAILABLE FOR FREE, BOTH ON THE SEC'S WEB
SITE (WWW.SEC.GOV) AND FROM PATAPSCO BANCORP, INC. AND
NORTHFIELD BANCORP, INC. AS FOLLOWS:

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PATAPSCO BANCORP, INC.:
JOSEPH J. BOUFFARD
PRESIDENT AND CHIEF EXECUTIVE OFFICER
PATAPSCO BANCORP, INC.
1301 MERRITT BOULEVARD
DUNDALK, MARYLAND 21222
410-285-9327

NORTHFIELD BANCORP, INC.:
G. RONALD JOBSON
PRESIDENT AND CHIEF EXECUTIVE OFFICER
NORTHFIELD BANCORP, INC.
8005 HARFORD ROAD
BALTIMORE, MARYLAND 21234
410-665-7900

     Patapsco Bancorp, Inc. and Northfield Bancorp, Inc. also file annual, quarterly and special reports, proxy statements and other information with the SEC.

     Investors may read and copy any reports, statements or other information filed by each company on the SEC's web site at www.sec.gov or at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.